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                                  EXHIBIT 99.D

                           AGREEMENT TO FILE JOINTLY

     We, the undersigned, hereby express our agreement that the attached
Schedule 13D is filed on behalf of each of us.

                                        HOECHST CORPORATION



Date:  March 21, 1996                   By:  /s/ David A Jenkins
                                             David A. Jenkins
                                             Vice President, General
                                             Counsel and Secretary


                                        HOECHST MARION ROUSSEL, INC.



Date:  March 21, 1996                   By:  /s/ William K. Hoskins
                                             Vice President,
                                             General Counsel, and
                                             Corporate Secretary